UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 28, 2010
ADAMS GOLF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33978	75-2320087

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 E. Plano Pkwy., Plano, Texas	75074

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 673-9000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 28, 2010, Adams Golf, Inc., a Delaware corporation (the “Company”), named Pamela High as its Chief Financial Officer. Ms. High had served as the Company’s Interim Chief Financial Officer since April 2009.
     Ms. High, 35, has been an employee of the Company for 11 years. She served as the Company’s Interim Chief Financial Officer from April 2009 until her appointment as Chief Financial Officer. For the previous seven years before her service as Interim Chief Financial Officer, Ms. High was the Company’s Controller. She is a licensed CPA with a Masters Degree in Accounting from the University of Texas.
     In connection with her appointment, the Company has agreed to: (i) increase her annual salary to $160,000, (ii) grant her 30,000 restricted shares of the Company’s common stock and (iii) make her eligible to receive a semi-annual bonus under the Company’s Annual Management Incentive Compensation Plan targeted at 40% of her salary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS GOLF, INC.

Date: November 1, 2010	By: Name:	/s/ Pamela J. High Pamela J. High
	Title:	Chief Financial Officer